Exhibit 10.19

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Agreement”), dated as of September 25, 2019, among KNOWLTON DEVELOPMENT CORPORATION INC., a corporation duly amalgamated under the laws of the Province of British Columbia (the “Borrower Representative”), and UBS AG, Stamford Branch (“UBS”), as administrative agent (in such capacity, the “Agent”), relating to that certain Credit Agreement, dated as of December 21, 2018 (as amended by Amendment No. 1 to Credit Agreement dated as of August 22, 2019 and as further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among KNOWLTON DEVELOPMENT HOLDCO, INC., a corporation duly constituted under the laws of the Province of British Columbia, as Holdings, the Borrower Representative, KDC US HOLDINGS, INC., a Virginia corporation, as the US Borrower, the Lenders and Issuing Banks from time to time party thereto, the Administrative Agent and UBS, as collateral agent.

RECITALS:

WHEREAS, Section 9.02(d) of the Credit Agreement provides that if the Agent and the Borrower Representative have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Agent and the Borrower Representative shall be permitted to amend such provision without the consent of any Lender solely to address such matter as reasonably determined by them acting jointly.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereof’, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof’, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the Amendment No. 2 Closing Date (as defined below), refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments to Credit Agreement. The following amendments are made to the Credit Agreement:

(a) Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

“IASB” means the International Accounting Standards Board.

“KDC Predecessor” has the meaning assigned to such term in Section 5.01.(b)(i)(A).

“Predecessor Period” has the meaning assigned to such term in Section 5.01.(b)(i)(A).

“Special Report’’ has the meaning assigned to such term in Section 5.01(b)(i)(A).

“Successor Period” has the meaning assigned to such term in Section 5.01(b)(i)(B).

“Successor Period Financials” has the meaning assigned to such term in Section 5.01(b)(i)(B).

(b) The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging” in clause (d) thereof and replacing them with “IFRS 9, Chapter 6 (Hedge Accounting)”.

(c) The definition of “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “Accounting Standards Codification Topic 815” in the second proviso thereof and replacing them with “IFRS 9, Chapter 6 (Hedge Accounting)”.

(d) The definition of “IFRS” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“IFRS” means the international financial reporting standards issued by the IASB, as in effect from time to time (subject to the provisions of Section 1,04), to the extent applicable to the relevant financial statements.

(e) The third proviso in Section 1.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under paragraph 4.1.5 of IFRS 9 (or any other International Financial Reporting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under paragraphs 28 and 29 of IAS 32 (or any other International Financial Reporting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(f) Section 1.04(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases (including leases that are classified as “Financing Leases” for purposes of IFRS) in conformity with IFRS on the date hereof (in conformity with IAS 17 for the avoidance of doubt) shall be considered Capital Leases, and all calculations (including, for the avoidance of doubt, calculations of “Indebtedness”, “Consolidated Total Debt”, “Consolidated Adjusted EBITDA”, “First Lien Leverage Ratio”, “Secured Leverage Ratio” or “Total Leverage Ratio” and, in each case, component definitions and provisions thereof) and deliverables (other than financial statements delivered pursuant to Section 5.01(a) and 5.01(b)) under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.”

(g) Section 3.12 of the Credit Agreement is hereby amended by deleting the words “Statement of Financial Accounting Standards No. 5” and replacing them with “IAS 37”.

(h) Section 4.01(c) of the Credit Agreement is hereby amended by deleting the words “Financial Accounting Standards Board Accounting Standard Codification 805, Business Combinations (formerly SFAS 141R)” and replacing them with “IFRS 3, Business Combinations”

(i) Section 5.01(a) of the Credit Agreement is hereby amended as follows:

(i) to delete the phrase “in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year’ and replace it in its entirety with the following phrase: “in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year of Holdings, if applicable in accordance with IFRS’’; and

(ii) to add the following phrase after the words “all in reasonable detail.” and before the words “together with’’; “but excluding the accompanying notes to the consolidated financial statements,”.

(j) Section 5.01(b) of the Credit Agreement is hereby amended to (i) delete the phrase “in comparative form the corresponding figures for the previous Fiscal Year’ and replace it in its entirety with the following phrase: “in comparative form the corresponding figures for the previous Fiscal Year of Holdings, if applicable in accordance with IFRS’’; (ii) add the following new clause (i) after the heading “Annual Financial Statements’’, (iii) move the existing paragraph commencing with the words “within 120 days... ” into a new clause (ii) and (iii) add the following phrase before the words “within 120 days...”: “in the case of each other Fiscal Year (other than as set forth in clause (i)),”.

(i) In the case of the first Fiscal Year ending after the Closing Date

(A)

Special Report of the former Holdings, formerly known as Knowlton Development Corporation Inc. (“KDC Predecessor”): within 150 days after the end of the first Fiscal Year of Holdings ending after the Closing Date, (x) the consolidated statement of financial position of KDC Predecessor as at December 20, 2018 and the related consolidated statement of comprehensive income, changes in equity and cash flows (subject to the absence of accompanying notes to the consolidated financial statements) of KDC Predecessor for the 234-day period then ended (such period, the “Predecessor Period” and such financial statements, the “Special Report”) and (y) with respect to such Special Report, a report thereon of an independent certified public accountant of recognized national standing, which report shall be unqualified as to “going concern” and scope of audit (except for (I) any such qualification pertaining to the maturity of any Indebtedness occurring within one year from the time such opinion is delivered and/or (II) any actual or prospective breach of any financial covenant), and shall state that such Special Report fairly presents, in all material respects, the consolidated financial position of KDC Predecessor as at the date indicated and its income and cash flows for the period indicated in conformity with IFRS;

(B)

Successor Period Financials: within 150 days after the end of the first Fiscal Year of Holdings, (x) the consolidated statement of financial position of Holdings as at the end of the Fiscal Year ended April 30, 2019 and the related consolidated statement of comprehensive income, changes in equity and cash flows of Holdings from the Closing Date through the Fiscal Year ended April 30, 2019 (such period, the “Successor Period” and such financial statements, the “Successor Period Financials”), and (y) with respect to such Successor Period Financials, a report thereon of an independent certified public accountant of recognized national standing, which report shall be unqualified as to “going concern” and scope of audit (except for (I) any such qualification pertaining to the maturity of any Indebtedness occurring within one year from the time such opinion is delivered and/or (II) any actual or prospective breach of any financial covenant), and shall state that such Successor Period Financials fairly present, in all material respects, the consolidated financial position of Holdings as at the date indicated and its income and cash flows for the period indicated in conformity with IFRS;

(C)	a Narrative Report with respect to such twelve-month period combining the Predecessor Period and the Successor Period; and

(D)

an appendix detailing (w) results of KDC Predecessor from the Predecessor Period, (x) results of Holdings from the Successor Period, (y) the sum of the results of the Predecessor Period and the Successor Period for the 12-month period ended April 30, 2019 and (z) a comparison of the results in clause (y) with the corresponding figures for the Fiscal Year of KDC Predecessor ended April 30, 2018:

(k)	Exhibit N of the Credit Agreement is hereby amended by deleting the words “Statement of Financial Accounting Standards No. 5” and replacing them with “IAS 37”.

SECTION 3. Representations of the Borrower. After giving effect to this Agreement, the Borrower Representative represents and warrants that the representations and warranties of the Borrower Representative set forth in the Credit Agreement and the other Loan Documents will be true in all material respects on and as of the Amendment No. 2 Closing Date; provided, that (A) to the extent that any such representation or warranty expressly relates to an earlier date such representation or warranty will be true in all material respects as of such earlier date and (B) if such representation or warranty is qualified by or subject to a “material respects’’, “material adverse effect”, “material adverse change” or similar term or qualification, such representation and warranty will be true in all respects.

SECTION 4. Conditions to the Amendment No. 1 Closing Date. This Agreement shall become effective as of the first date when the Agent shall have received from each of the Borrower Representative and the Agent an executed counterpart hereof or other written confirmation (in form reasonably satisfactory to the Agent) that such party has signed a counterpart hereof.

SECTION 5. Governing Law.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) The jurisdiction and waiver of jury trial provisions in Sections 9.10(b), 9.10(c), 9.10(d) and 9.11 of the Credit Agreement are hereby incorporated by reference into this Agreement and shall apply, mutatis mutandis, to this Agreement.

SECTION 6. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 7. Waiver. Neither the Agent nor any of its Affiliates shall be liable to the Borrowers, any other Loan Party, any Lender or any of their respective Affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of the Agent, or any of their respective Affiliates, taking any action in accordance with the terms of the Credit Agreement and this Agreement, as applicable, except to the extent the Agent or its Affiliates would be liable for such losses, costs, damages or liabilities pursuant to the terms of the Credit Agreement.

SECTION 8. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Borrower Representative and the Agent on the date hereof and when the Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf’ or “.tif’ or similar attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Miscellaneous. This Agreement shall constitute a “Loan Document’’ for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KNOWLTON DEVELOPMENT CORPORATION INC.

By:	/s/ Gregg Kam
	Name:	Gregg Kam
	Title:	Chief Financial Officer

[SIGNATURE PAGE – AMENDMENT NO. 2 TO CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH, as Agent

By:	/s/ Houssem Daly
	Name:	Houssem Daly
	Title:	Associate Director Banking Products Services, US

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

[SIGNATURE PAGE – AMENDMENT NO. 2 TO CREDIT AGREEMENT]